PROTOSOURCE CORPORATION
                           2800 28th Street, Suite 170
                         Santa Monica, California 90405


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 1999

     To the shareholders of Protosource Corporation:

     The Annual Meeting of the shareholders of Protosource Corporation (the "Company") will be held at the Company's Fresno office at 2300 Tulare Street, Suite 210, Fresno, California 93721 at 10:30 A.M. on June 29, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect three directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on May 14, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Raymond J. Meyers
                                    President and Chief Executive Officer

May 18, 1999

                                 PROXY STATEMENT
                             PROTOSOURCE CORPORATION
                                2800 28th Street
                         Santa Monica, California 90405
                            Telephone: (310) 314-9801

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Protosource Corporation (the "Company"), a California corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:30 AM. on June 29, 1999, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 18, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on May 14, 1999 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 1,787,300 shares of Common Stock outstanding with each share of Common Stock entitling the holder thereof to one vote. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting. Under California law, if you choose, your abstention or withholding of a vote on any matter will be treated as a "no" vote for determining whether approval of each proposal has been obtained, provided that if a quorum is present, abstentions and withholding of a vote will have no effect on the voting for the election of directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the ownership of the Company's Common Stock as May 14, 1999, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. All shares are owned beneficially and of record and the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. The addresses of all stockholders listed in the table are in care of the Company.

                                                Amount of        Percent of
Name                                            Ownership          Class
----                                            ---------        ----------
Raymond J. Meyers    (1)                         36,667             2.0%
Andrew Stathopoulos  (2)                          5,000              .3%
William Conis                                      -0-              0.0%
All officers and
directors as  a
group (3 persons)(1)(2)                          41,667             2.3%

(1) Represents stock options to purchase 36,667 shares at $3.75 per share at any time until October 2001.

(2) Represents stock options to purchase 5,000 shares at $6.00 per share at any time until November 2003.


              PROPOSAL 1: To elect three directors of the Company.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three directors of the Company. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

         The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                Officer/Director
        Name                  Age               Position              Since
        ----                  ---               --------              -----

Raymond J. Meyers (1)          42        Chief Executive Officer,     1996
                                         Chief Financial Officer
                                         and Director

Andrew Stathopoulos (1)        49        Director                     1998

William Conis (1)              52        Director                     1998

(1) Nominee for Director

     Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. Board members receive $100 per hour for time expended on behalf of the Company including attendance at Board meetings. The Company's audit committee is composed of all three members of its Board of Directors. The Company's compensation committee is composed of Messrs. Stathopoulos and Conis.

Background

     The following is a summary of the business experience, for at least the last five years, of each executive officer and director of the Company:

     Raymond J. Meyers became the Company's Chief Executive Officer in December 1996. From 1985 to 1996, he was employed by Transamerica Corporation holding a variety of positions, most recently (from 1991 to 1996) as Director of Business Services for Transamerica Telecommunications. Mr. Meyers graduated from Rutgers University in 1979, with a Bachelor of Arts degree in Economics.

     Andrew Stathopoulos has over 25 years experience in finance, operations, marketing, mergers and acquisitions, engineering, manufacturing and consulting. In March 1998, he joined the Bank of New York as a Vice President to launch a software and hardware vendor management program. He is also currently involved in the Bank's efforts to meet Year 2000 compliance. From 1996 to 1997, he was Vice President of Finance for New Alliance Corp., an emerging markets investment bank specializing in Eastern Europe. He was responsible for financial reporting, internal audit and controls, mid-office and back-office operations, information systems, and management reporting. From 1994 to 1996, he was Vice President of Business Development for Nautical Technology Corp., an independent software developer for the maritime industry. He was responsible for developing and implementing a new marketing and sales program, seeking strategic partners and providing general business advice. Also, from 1994 to 1996, he was Vice President of Business Development for Interbank of New York, a Greek commercial bank where he was responsible for identifying and marketing new products and pursuing new business opportunities. From 1992 to 1994, he was the Vice President of Finance and Administration for Societe Generale Energie, an oil trading products firm. He was responsible for establishing financial controls, accounting and reporting procedures; monitoring cash flow and working capital requirements; managing human resources administration; and dealing with auditors, insurers and vendors. From 1989 to 1991, he was a principal of Forest Development, a privately-held investment and consulting group. From 1985 to 1989, he was the Director of Business Development and Planning for Empire Blue Cross and Blue Shield, a leading health insurer. From 1977 to 1985, he was Director of Assets Management for Ogden Corporation, a diversified conglomerate. From 1973 to 1977, he held positions in finance, planning and engineering for International Paper, a leading manufacturer of paper and wood products. Mr. Stathopoulos holds a BS degree in Industrial Engineering and an MBA degree in Finance and International Business, both from Columbia University.

     William Conis has been Vice President--Eastern Region of Hitachi Data Systems since July 1997, and was Hitachi's New York-based District Manager from July 1995 to July 1997. From 1984 to July 1995, Mr. Conis was a senior consultant for the Kappa Group. He earned a Bachelor's degree and Master's degree in Electrical Engineering from New York University in 1968 and 1971, respectively.

EXECUTIVE COMPENSATION

     None of the Company's executive officers or directors currently receive compensation in excess of $100,000 per year except Mr. Meyers, the Company's Chief Executive Officer, who receives a salary of $140,000 per year pursuant to an Employment Agreement which expires on June 30, 1999. The Employment Agreement also provides for (i) a cash bonus to Mr. Meyers of up to 20% of his salary based upon certain increases in the Company's revenues and (ii) the issuance of 10,000 stock options exercisable at $6.00 per share for each increase of 3,500 in the number of the Company's Internet access subscribers. In connection with his employment, Mr. Meyers was also granted options to purchase 36,667 shares of Common Stock vesting over a three year period at $3.75 per share exercisable at any time until October 2001. Other than Mr. Meyers, no executive officer or director received compensation in excess of $100,000 for the calendar years ended December 31, 1998 or 1997. Compensation for all officers and directors as a group for the calendar year ended December 31, 1998, aggregated $158,753.

         The  following  table  discloses  certain   compensation  paid  to  the
Company's Chief Executive Officer for the calendar years ended December 31, 1998 and 1997.

                                             Summary Compensation Table

                                                                                 Long Term Compensation
                                              Annual Compensation                Awards          Payouts
                                              -------------------               ------          -------

    (a)          (b)      (c)         (d)          (e)            (f)           (g)          (h)             (i)
Name and
Other
Principal                                         Other         Restricted                                   All
Other                                             Annual          Stock       Options/      LTIP            Other
Position        Year    Salary($)   Bonus($)   Compensation($)  Award(s)($)    SARS(#)     Payouts($)   Compensation($)
--------        ----   ---------   --------   ---------------  -----------    -------     ----------    ---------------

Raymond J.      1998    $140,003     -0-           -0-             -0-           -0-          -0-            -0-
Meyers          1997    $130,000     -0-           -0-             -0-          36,667        -0-            -0-


Option Grants in Last Year and Stock Option Grant

     The following table provides information on option grants during the year ended December 31, 1998, to the named executive officers:

                                Individual Grants

                            % of Total Options
                               Granted to
                    Options    Employees
     Name           Granted     in Year         Exercise Price   Expiration Date
     ----           -------     -------         --------------   ---------------

Raymond J. Meyers     -0-        0%                   --                --

     Aggregate Option Exercise of Last Fiscal year and Fiscal Year-End Option Values

     The following table provides information on the value of the named executive officers' unexercised options at December 31, 1998. No shares of Common Stock were acquired upon exercise of options during the fiscal year ended December 31, 1998.

                                                                           Value of
                              Number of  Unexercised             Unexercised  In-The-Money
                              Options at Year End (1)             Options at Year End (1)
       Name                 Exercisable    Unexercisable      Exercisable    Unexercisable
       ----                 ----------------------------      -----------------------------

Raymond J. Meyers            26,666          10,001             $66,665         $25,003

(1) The closing price of the Common Stock on December 31, 1998, as reported by on the Nasdaq SmallCap Market was $6.25.

1995 Stock Option Plan

     In November 1994, the Company adopted a stock option plan (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of the Company.

     The Plan is administered by the Board of Directors and terminates in November 2004. At December 31, 1998, the Company had reserved 150,000 shares of Common Stock for issuance under the Plan. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise. Options under the Plan must be granted within five years from the effective date of the Plan and the exercise date of an option cannot be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of the date of this Proxy, 50,500 options have been granted under the Plan.

                              CERTAIN TRANSACTIONS

     Management of the Company believes that the transactions described below were no less fair than the terms of transactions which the Company might otherwise have entered into with third party nonaffiliated entities. All related party transactions must be approved by a majority of the disinterested members of the Company's Board of Directors.

     In November 1994, the Company issued 857,140 shares of its Convertible Preferred Stock to five of the Company's then officers and directors, (and 42,860 to another individual not otherwise affiliated with the Company) each share of which was convertible for no additional consideration into one share of Common Stock for each fifteen shares of Preferred Stock. All 900,000 shares of Convertible Preferred Stock were canceled and returned to the Company by the five holders in connection with the Divestiture Agreement described below.

     In October 1996, the Company issued 146,666 Common Stock purchase warrants to the Kriegsman Group ("KG") for consulting services. Steven A. Kriegsman who subsequently became a director of the Company is the President and controlling stockholder of KG. KG assigned 35,666 of such warrants to Andy Chu, the Company's President and a director. KG also assigned 3,333 of the 10,000 Stock Options it received from the SSC Principals to Mr. Chu to provide him with an equity stake in the Company. KG believed that the Company's success and therefore the economic success of its investment in the Company depended in part upon the participation of Mr. Chu as the Company's then President.

     In October 1996, the Company issued 146,667 Common Stock purchase warrants to Andrew, Alexander, Wise & Company, Inc. ("AAWC") as compensation for it assisting the Company in the private placement of 400,000 shares of the Company's Common Stock to a group of investors for $3.75 per share. AAWC subsequently assigned 56,667 of such warrants to Howard P. Silverman, a former director of the Company, for his assistance to AAWC in connection with the private placement. At the time the subject Warrants were assigned, Mr. Silverman was not a director of the Company. The Company also paid to AAWC a cash commission of 10% of the gross proceeds raised ($150,000) and a nonaccountable expense allowance of 3% of such gross proceeds ($45,000). In June 1997, AAWC and Mr. Silverman returned 106,667 warrants to the Company without consideration.

     In January 1997, the Company sold the remaining assets of the Classic Line to SSC Technologies, Inc. ("SSC") for $770,850 evidenced by a promissory note bearing interest at 10% per annum payable in January 2007, and the assumption by SSC of all the liabilities of the Classic Line and certain other liabilities, aggregating approximately $500,000. Under the terms of the asset sales agreement (the "Divestiture Agreement"), the Company acquired 25% of the outstanding Common Stock of SSC for $500,000 in cash (less $200,000 of liabilities which were paid by the Company and deducted from the $500,000) and the remaining 75% of the outstanding Common Stock was issued to other stockholders including Charles T. Howard, David L. Green, Ding Yang and Steven L. Wilson who were previously officers and directors of the Company. As part of the Divestiture Agreement, the SSC Principals also (i) canceled 900,000 shares of Convertible Preferred Stock held by them which were previously exercisable into shares of Common Stock on a fifteen for one basis, (ii) agreed to refrain from the sale of an aggregate of 30,300 shares of Common Stock owned by them until October 1999, except with the prior written consent of AAWC, (iii) agreed to sublease office space from the Company at a monthly rental of $12,000 through February 28, 1998,
(iv) granted to Steven A. Kriegsman, then a director of the Company, an option to purchase up to 10,000 shares of Common Stock held by the SSC Principals at any time until October 2001, and (v) personally guaranteed ,on a joint and several basis, the $770,850 promissory note and all other obligations of SSC to the Company.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Angell & Deering, Certified Public Accountants, Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 1998. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                          Raymond J. Meyers
                                          President and Chief Executive Officer

May 18, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             PROTOSOURCE CORPORATION
                            TO BE HELD JUNE 29, 1999

The undersigned hereby appoints Raymond J. Meyers as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Protosource Corporation held of record by the undersigned on May 14, 1999, at the Annual Meeting of Shareholders to be held June 29, 1999, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

         _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

         _____    WITHHOLD AUTHORITY to vote for all nominees listed below.

         NOMINEES:  Raymond J. Meyers, Andrew Stathopoulos and William Conis

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

--------------------------------------------------------------------------------


2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:                                      Signature
      -----------------------                        ---------------------------



PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                           -------------------------------------
                                           Signature, if held jointly



     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____